                                                                    EXHIBIT 12.1

                        GTE CORPORATION AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF THE RATIO OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                YEARS ENDED DECEMBER 31
                          ----------------------------------------------------------------------
                            1993(a)      1993        1992        1991        1990        1989
                          ----------  ----------  ----------  ----------  ----------  ----------
Net earnings available
 for fixed charges:
 Income from continuing
  operations............  $2,095,170  $  989,803  $1,787,035  $1,528,102  $1,622,261  $1,550,450
 Add (deduct)--
  Income taxes..........   1,210,401     567,747     966,589     662,860     697,963     719,854
  Interest expense......   1,298,234   1,298,234   1,475,670   1,574,746   1,510,909   1,282,691
  Capitalized interest
   (net of
   amortization)........      (3,421)     (3,421)     (4,931)    (14,791)    (18,316)    (18,121)
  Preferred stock
   dividends of
   subsidiaries.........      22,162      22,162      23,429      25,317      28,697      33,775
  Additional income
   requirement on
   preferred stock
   dividends of
   subsidiaries.........      12,739      12,739      12,671      11,006      12,357      15,676
  Minority interests....     112,335     112,335     112,425     103,626      83,471      79,554
  Portion of rent
   expense representing
   interest.............     153,058     153,058     196,533     210,698     206,959     199,408
                          ----------  ----------  ----------  ----------  ----------  ----------
                           4,900,678   3,152,657   4,569,421   4,101,564   4,144,301   3,863,287
Deduct -- Minority
  interests.............    (236,944)   (236,944)   (248,979)   (247,284)   (224,240)   (211,816)
                          ----------  ----------  ----------  ----------  ----------  ----------
     Adjusted earnings
      available for
      fixed charges from
      continuing
      operations........  $4,663,734  $2,915,713  $4,320,442  $3,854,280  $3,920,061  $3,651,471
                          ==========  ==========  ==========  ==========  ==========  ==========
Fixed charges:
 Interest expense.......  $1,298,234  $1,298,234  $1,475,670  $1,574,746  $1,510,909  $1,282,691
 Preferred dividends of
  subsidiaries..........      22,162      22,162      23,429      25,317      28,697      33,775
 Additional income
  requirement on
  preferred dividends of
  subsidiaries..........      12,739      12,739      12,671      11,006      12,357      15,676
 Portion of rent
  expense representing
  interest..............     153,058     153,058     196,533     210,698     206,959     199,408
                          ----------  ----------  ----------  ----------  ----------  ----------
                           1,486,193   1,486,193   1,708,303   1,821,767   1,758,922   1,531,550
 Deduct -- Minority
  interests.............     (78,421)    (78,421)    (86,504)    (89,479)    (91,730)    (80,287)
                          ----------  ----------  ----------  ----------  ----------  ----------
      Adjusted fixed
       charges..........  $1,407,772  $1,407,772  $1,621,799  $1,732,288  $1,667,192  $1,451,263
                          ==========  ==========  ==========  ==========  ==========  ==========
Ratio of earnings to
 fixed charges--
 continuing operations.         3.31        2.07        2.66        2.22        2.35        2.52
                          ==========  ==========  ==========  ==========  ==========  ==========


                             QUARTERS ENDED MARCH 31
                          ------------------------------
                                1994           1993
                          --------------   -------------
Net earnings available
 for fixed charges:
 Income from continuing
  operations............    $  503,899       $  460,497
 Add (deduct)--
  Income taxes..........       312,000          273,948
  Interest expense......       278,329          338,372
  Capitalized interest
   (net of
   amortization)........        (1,116)            (235)
  Preferred stock
   dividends of
   subsidiaries.........         5,315            5,639
  Additional income
   requirement on
   preferred stock
   dividends of
   subsidiaries.........         3,285            3,355
  Minority interests....        31,142           21,394
  Portion of rent
   expense representing
   interest.............        34,898           46,227
                            ----------       ----------
                             1,167,752        1,149,197
Deduct -- Minority
  interests.............       (48,326)         (47,468)
                            ----------       ----------
     Adjusted earnings
      available for
      fixed charges from
      continuing
      operations........    $1,119,426       $1,101,729
                            ==========       ==========
Fixed charges:
 Interest expense.......    $  278,329       $  338,372
 Preferred dividends of
  subsidiaries..........         5,315            5,639
 Additional income
  requirement on
  preferred dividends of
  subsidiaries..........         3,285            3,355
 Portion of rent
  expense representing
  interest..............        34,898           46,227
                            ----------       ----------
                               321,827          393,593
 Deduct -- Minority
  interests.............       (18,149)         (19,295)
                            ----------       ----------
      Adjusted fixed
       charges..........    $  303,678       $  374,298
                            ==========       ==========
Ratio of earnings to
 fixed charges--
 continuing operations.           3.69             2.94
                            ==========       ==========

(a) Excludes the effect of the one-time restructuring charge, the cost of voluntary separation programs at Telephone operations and the gain on the sale of non-strategic telephone properties.

                        GTE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF THE RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
                                STOCK DIVIDENDS

                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                               YEARS ENDED DECEMBER 31
                          ----------------------------------------------------------------------
                           1993(a)       1993        1992        1991        1990        1989
                          ----------  ----------  ----------  ----------  ----------  ----------
Net earnings available
 for fixed charges and
 preferred stock
 dividends:..............
 Income from continuing
  operations............. $2,095,170  $  989,803  $1,787,035  $1,528,102  $1,622,261  $1,550,450
 Add (deduct) -..........
  Income taxes...........  1,210,401     567,747     966,589     662,860     697,963     719,854
  Interest expense.......  1,298,234   1,298,234   1,475,670   1,574,746   1,510,909   1,282,691
  Capitalized interest
   (net of amortization).     (3,421)     (3,421)     (4,931)    (14,791)    (18,316)    (18,121)
  Preferred stock
   dividends of
   subsidiaries..........     22,162      22,162      23,429      25,317      28,697      33,775
  Additional income
   requirement on
   preferred stock
   dividends of
   subsidiaries..........     12,739      12,739      12,671      11,006      12,357      15,676
  Minority interests.....    112,335     112,335     112,425     103,626      83,471      79,554
  Additional income
   requirement on
   preferred stock
   dividends of Parent...     10,246      10,246      14,241      15,991      18,802      22,085
  Portion of rent expense
   representing
   interest..............    153,058     153,058     196,533     210,698     206,959     199,408
                          ----------  ----------  ----------  ----------  ----------  ----------
                           4,910,924   3,162,903   4,583,662   4,117,555   4,163,103   3,885,372
 Deduct - Minority
  interests..............   (236,944)   (236,944)   (248,979)   (247,284)   (224,240)   (211,816)
                          ----------  ----------  ----------  ----------  ----------  ----------
   Adjusted earnings
    available for fixed
    charges and preferred
    stock dividends from
    continuing
    operations........... $4,673,980  $2,925,959  $4,334,683  $3,870,271  $3,938,863  $3,673,556
                          ==========  ==========  ==========  ==========  ==========  ==========
Fixed charges:
 Interest expense........ $1,298,234  $1,298,234  $1,475,670  $1,574,746  $1,510,909  $1,282,691
 Preferred dividends of
  subsidiaries...........     22,162      22,162      23,429      25,317      28,697      33,775
 Additional income
  requirement on
  preferred dividends of
  subsidiaries...........     12,739      12,739      12,671      11,006      12,357      15,676
 Preferred stock
  dividends of Parent....     17,825      17,825      26,331      36,785      43,662      47,583
 Additional income
  requirement on
  preferred stock
  dividends of Parent....     10,246      10,246      14,241      15,991      18,802      22,085
 Portion of rent expense
  representing
  interest...............    153,058     153,058     196,533     210,698     206,959     199,408
                          ----------  ----------  ----------  ----------  ----------  ----------
                           1,514,264   1,514,264   1,748,875   1,874,543   1,821,386   1,601,218
 Deduct - Minority
  interests..............    (78,421)    (78,421)    (86,504)    (89,479)    (91,730)    (80,287)
                          ----------  ----------  ----------  ----------  ----------  ----------
   Adjusted fixed charges
    and preferred stock
    dividends............ $1,435,843  $1,435,843  $1,662,371  $1,785,064  $1,729,656  $1,520,931
                          ==========  ==========  ==========  ==========  ==========  ==========
Ratio of earnings to
 fixed charges and
 preferred stock
 dividends - continuing
 operations..............       3.26        2.04        2.61        2.17        2.28        2.42
                          ==========  ==========  ==========  ==========  ==========  ==========


                           QUARTERS ENDED MARCH 31
                          -------------------------
                             1994           1993
                          ----------     ----------
Net earnings available
 for fixed charges and
 preferred stock
 dividends:..............
 Income from continuing
  operations............. $  503,899     $  460,497
 Add (deduct) -..........
  Income taxes...........    312,000        273,948
  Interest expense.......    278,329        338,372
  Capitalized interest
   (net of amortization).     (1,116)          (235)
  Preferred stock
   dividends of
   subsidiaries..........      5,315          5,639
  Additional income
   requirement on
   preferred stock
   dividends of
   subsidiaries..........      3,285          3,355
  Minority interests.....     31,142         21,394
  Additional income
   requirement on
   preferred stock
   dividends of Parent...      2,651          2,562
  Portion of rent expense
   representing
   interest..............     34,898         46,227
                          ----------     ----------
                           1,170,403      1,151,759
 Deduct - Minority
  interests..............    (48,326)       (47,468)
                          ----------     ----------
   Adjusted earnings
    available for fixed
    charges and preferred
    stock dividends from
    continuing
    operations........... $1,122,077     $1,104,291
                          ==========     ==========
Fixed charges:
 Interest expense........ $  278,329     $  338,372
 Preferred dividends of
  subsidiaries...........      5,315          5,639
 Additional income
  requirement on
  preferred dividends of
  subsidiaries...........      3,285          3,355
 Preferred stock
  dividends of Parent....      4,289          4,528
 Additional income
  requirement on
  preferred stock
  dividends of Parent....      2,651          2,562
 Portion of rent expense
  representing
  interest...............     34,898         46,227
                          ----------     ----------
                             328,767        400,683
 Deduct - Minority
  interests..............    (18,149)       (19,295)
                          ----------     ----------
   Adjusted fixed charges
    and preferred stock
    dividends............ $  310,618     $  381,388
                          ==========     ==========
Ratio of earnings to
 fixed charges and
 preferred stock
 dividends - continuing
 operations..............       3.61           2.90
                          ==========     ==========

(a) Excludes the effect of the one-time restructuring charge, the cost of voluntary sparation porgrams at Telphone Operations and the gain on the sale of non-strategic telephone properties.

                                       2